                                                                  Exhibit 99.390


FROM:            Vane, Jim
SENT:            Tuesday, March 30, 1999 10:07 AM
TO:              Fortney, Elizabeth
CC:              Pandey, Shashi; Sawyer, Duane; Lenfestey, Russell
SUBJECT:         RE: QMS - Function Point Analysis tools

Best info I have is that SCE will not select Knowledge Plan, but they have not decided on an alternative yet....

         -----Original Message-----
         FROM:        FORTNEY, ELIZABETH
         SENT:        Monday, March 29, 1999 9:43 PM
         TO:          Jim Vane
         CC:          Shashi Pandey; Duane Sawyer; Russell Lenfestey
         SUBJECT:     FW: QMS - Function Point Analysis tools

         Jim,
         We have (actually Duane has) pursued the information on the FP workbench product. We'll fill you in later tomorrow. I have not had an opportunity to review in its entirety. It is priced very reasonably. We also have an interest in it's capability to interface with DOORS. The open question is; what about Knowledge Plan or a similar tool? Do you know the status from SCE perspective. I would like to discuss that open question in the leadership meeting tomorrow. It's of significant interest to Shashi and myself for his new project. We have a goal of linking the requirements through DOORS to the Function Point Counts, the objects of FP Workbench, etc. We think we need to prepare to support the next level of effort after requirements - estimating based on FP counts. Let me know what you know of progress in this area.

         Thanks,
         Liz

         -----Original Message-----
         FROM:    Fortney, Elizabeth
         SENT:    Friday, March 26, 1999 2:29 PM
         TO:      Vane, Jim
         SUBJECT: RE: QMS - Function Point Analysis tools

         Jim,
         I have not. That is the second next thing on my list of stuff.

         I'll pursue after we wrap up our documentation distribution and the DOORS requirements tools. Therefore, first thing on Monday.

         Liz

              -----Original Message-----
              FROM:            Vane, Jim
              SENT:            Friday, March 26, 1999 12:41 PM
              TO:              Fortney, Elizabeth
              SUBJECT:         RE: QMS - Function Point Analysis tools

              Liz,
              I have been out sick all week so I didn't have a chance to get back to you earlier. Thanks for the updates I'll look them over. Re. the laptop: I'll contact spencer and work out the details with him... Finally, did you have a chance to track down the FP workbench product that Mike recommended in the FP class?

              ..jim

                      -----Original Message-----
                      FROM:         FORTNEY, ELIZABETH

                      SENT:         Tuesday, March 23, 1999 7:20 PM
                      TO:           Jim Vane; Russell Lenfestey
                      SUBJECT:      QMS - Function Point Analysis tools

                      Jim and Rusty,
                      I have just finished the edits of the Function Point docs in our QMS documentation for Process Improvement. You will find them very helpful since we completed the class. They are short, and complete in definition. In addition, the guideline has the procedure for the shortened method along with a spreadsheet for the calculations. I've attached the described documents as listed below.

                      SG010 - FUNCTION POINT COUNTING (Guidelines) with EXCEL spreadsheet for calculations

                      QR 001 - UNIT PROCESS FUNCTION POINT COUNT SHEET (QR - Quality Records forms)

                      Take a look when you have a chance.

                      We are just finishing all of the prep work to get ready to roll out all Guidelines, Handbooks, Forms, Procedures, etc... for review.

                      Liz

                      (File: Sg010 v2_EBF.doc)          (File: Qr001 v2_EBF.doc)


                      p.s.
                      Jim,
                      I turned the new DELL PC over to Spencer Bates. He has to do some work to prep it. You should follow up with him on when it will be available to transfer your data. He and I will transfer the asset from my cost center to yours when it is ready. After you turn your laptop in, he will prep it for my team and we will transfer the asset to my cost center.